THIS SECURITY AGREEMENT IS SUBJECT TO THE TERMS AND CONDITIONS OF THAT CERTAIN SUBORDINATION AGREEMENT DATED AS OF JANUARY 27, 2017 BY AND AMONG OXFORD FINANCE LLC, AS COLLATERAL AGENT, THE COMPANY AND THE SECURED PARTIES. THE SUBORDINATION AGREEMENT CONTAINS PROVISIONS RESTRICTING, AMONG OTHER THINGS, CERTAIN PAYMENTS AND THE EXERCISE OF CERTAIN RIGHTS AND REMEDIES BY THE PARTIES HERETO.
SECURITY AGREEMENT
This Security Agreement (as amended, modified or otherwise supplemented from time to time, this “Security Agreement”), dated as of January 27, 2017, is executed by Miramar Labs, Inc., a Delaware corporation (together with its successors and assigns, “Company”), in favor of and the parties listed on Attachment 1 attached hereto (each a “Secured Party” and collectively, the “Secured Parties”).
RECITALS
A.    Company and the Secured Parties have entered into a Note Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), pursuant to which the Company has issued convertible promissory notes (as amended, modified or otherwise supplemented from time to time, (the “Notes”).
B.    In order to induce the Secured Parties to extend the credit evidenced by the Notes, Company has agreed to enter into this Security Agreement and to grant to the Secured Parties the security interest in the Collateral described below.
AGREEMENT
NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Company hereby agrees with the Secured Parties as follows:
1.Definitions and Interpretation. When used in this Security Agreement, the following terms have the following respective meanings:
“Collateral” has the meaning given to that term in Section 2 hereof.
“Lenders” means Oxford Finance LLC, Silicon Valley Bank, and the other lenders listed from time to time as party to the Senior Loan Agreement.
“Obligations” means all loans, advances, debts, liabilities and obligations, howsoever arising, owed by Company to the Secured Parties of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of the Notes and the other Transaction Documents, including, all interest, fees, charges, expenses, attorneys' fees and costs and accountants' fees and costs chargeable to and payable by Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

“Permitted Liens” means (a) Liens for taxes not yet delinquent or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established; (b) Liens in respect of property or assets imposed by law which were incurred in the ordinary course of business, such as carriers’, warehousemen’s, materialmen’s, landlord’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings; (c) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, and other Liens to secure the performance of tenders, statutory obligations, contract bids, government contracts, performance and return of money bonds and other similar obligations, incurred in the ordinary course of business, whether pursuant to statutory requirements, common law or consenual arrangements; (d) Liens in favor of the Secured Parties and Lenders; (e) Liens upon any equipment acquired or held by Company to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, so long as such Lien extends only to the equipment financed, and any accessions, replacements, substitutions and proceeds (including insurance proceeds) thereof or thereto; (f) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under the Notes; (g) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods, (h) Liens which constitute rights of setoff of a customary nature or banker’s liens, whether arising by law or by contract; (i) Liens on insurance proceeds in favor of insurance companies granted solely as security for financed premiums; (j) leases or subleases and licenses or sublicenses granted in the ordinary course of Company’s business; (k) any notes or loans issued by the Company to the Lenders; and (l) “Permitted Liens” as defined in the Senior Loan Agreement.
“Senior Loan Agreement” means the Loan and Security Agreement, dated as of August 7, 2015, among Oxford Finance LLC, as collateral agent, Lenders, Silicon Valley Bank, Miramar Technologies, Inc. (f/k/a Miramar Labs, Inc.) and the Company, as amended, restated, modified or otherwise supplemented from time to time.
“Subordination Agreement” means that certain Subordination Agreement, dated as of the date hereof, by and among Secured Parties and Oxford Finance LLC, in its capacity as collateral agent for the Lenders.
“UCC” means the Uniform Commercial Code as in effect in the State of California from time to time.
All capitalized terms not otherwise defined herein shall have the respective meanings given in the Notes. Unless otherwise defined herein, all terms defined in the UCC have the respective meanings given to those terms in the UCC.
2.    Grant of Security Interest. As security for the Obligations, Company hereby pledges to the Secured Parties and grants to the Secured Parties a security interest, subordinate to the security interest held by the Lenders in accordance with the terms of the Subordination Agreement, in all right, title and interests of Company in and to the property described in Attachment 2 hereto, whether now existing or hereafter from time to time acquired (collectively, the “Collateral”).
Notwithstanding the foregoing, the security interest granted herein shall not extend to and the term “Collateral” shall not include any equipment or other property financed by a third party, provided that such third party’s Liens are Liens of the type described in subsection (e) of the definition of Permitted Liens; and provided further that such equipment or other property shall be deemed “Collateral” hereunder if such third party’s Lien is released or otherwise terminated.

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3.    General Representations and Warranties. Company represents and warrants to the Secured Parties that (a) Company is the owner of the Collateral (or, in the case of after-acquired Collateral, at the time Company acquires rights in the Collateral, will be the owner thereof) and that no other Person has (or, in the case of after-acquired Collateral, at the time Company acquires rights therein, will have) any right, title, claim or interest (by way of Lien or otherwise) in, against or to the Collateral, other than Permitted Liens; (b) upon the filing of UCC-1 financing statements in the appropriate filing offices, the Secured Parties have (or in the case of after-acquired Collateral, at the time Company acquires rights therein, will have) a perfected security interest in the Collateral to the extent that a security interest in the Collateral can be perfected by such filing, subject to Permitted Liens; (c) all Inventory has been (or, in the case of hereafter produced Inventory, will be) produced in compliance in all material respects with applicable laws, including the Fair Labor Standards Act; (d) all accounts receivable and payment intangibles are genuine and enforceable against the party obligated to pay the same; (e) the originals of all documents evidencing all accounts receivable and payment intangibles of Company and the only original books of account and records of Company relating thereto are, and will continue to be, kept at the following address of the Company: 2790 Walsh Ave., Santa Clara, CA 95051.
4.    Covenants Relating to Collateral. Company hereby agrees (a) to perform all acts that may be necessary to maintain, preserve, protect and perfect the Collateral, the Lien granted to the Secured Parties therein and the perfection and priority of such Lien, subject to Permitted Liens; (b) not to use or permit any Collateral to be used (i) in violation in any material respect of any applicable law, rule or regulation, or (ii) in violation in any material respect of any policy of insurance covering the Collateral; (c) to pay promptly when due all material taxes and other governmental charges and all other material charges now or hereafter imposed upon or affecting any Collateral; and (d) without written notice to the Secured Parties, (i) without 30 days prior notice to the Secured Parties, not to change Company's name or place of business (or, if Company has more than one place of business, its chief executive office), or the office in which Company's records relating to accounts receivable and payment intangibles are kept, or (ii) without 30 days prior notice to the Secured Parties, not to change Company’s state of formation. Notwithstanding anything in this Agreement to the contrary, Company shall not be required to take any actions to perfect the Secured Parties’ security interest in the Collateral other than the filing of a financing statement under the Uniform Commercial Code.
5.    Authorized Action by Secured Party. Company hereby irrevocably appoints the Secured Parties as its attorney-in-fact (which appointment is coupled with an interest) and agrees that the Secured Parties may perform (but the Secured Parties shall not be obligated to and shall incur no liability to Company or any third party for failure so to do) any act which Company is obligated by this Security Agreement to perform, and to exercise such rights and powers as Company might exercise with respect to the Collateral, including the right to (a) collect by legal proceedings or otherwise and endorse, receive and receipt for all dividends, interest, payments, proceeds and other sums and property now or hereafter payable on or on account of the Collateral; (b) enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for the Collateral; (c) make any compromise or settlement, and take any action it deems advisable, with respect to the Collateral; (d) insure, process and preserve the Collateral; (e) pay any indebtedness of Company relating to the Collateral; and (f) file UCC financing statements and execute other documents, instruments and agreements required hereunder; provided, however, that the Secured Parties shall not exercise any such powers granted pursuant to subsections (a) through (e) prior to the occurrence of an Event of Default and shall only exercise such powers during the continuance of an Event of Default. Company agrees to reimburse the Secured Parties upon demand for any reasonable costs and expenses, including attorneys' fees, the Secured Parties may incur while acting as Company's attorney-in-fact hereunder, all of which costs and expenses are included in the Obligations. It is further agreed and understood between the parties hereto that such care as the Secured Parties give to the safekeeping of their own property of like kind shall constitute reasonable care of the Collateral when in a Secured Party 's possession; provided, however, that

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a Secured Party shall not be required to make any presentment, demand or protest, or give any notice and need not take any action to preserve any rights against any prior party or any other person in connection with the Obligations or with respect to the Collateral.
6.    Default and Remedies.
(a)    Default. Company shall be deemed in default under this Security Agreement upon the occurrence and during the continuance of an Event of Default (as defined in the Notes).
(b)    Remedies. Upon the occurrence and during the continuance of any such Event of Default, the Secured Parties shall have the rights of a secured creditor under the UCC, all rights granted by this Security Agreement and by law, including the right to: (a) require Company to assemble the Collateral and make it available to the Secured Parties at a place to be designated by the Secured Parties; and (b) prior to the disposition of the Collateral, store, process, repair or recondition it or otherwise prepare it for disposition in any manner and to the extent the Secured Parties deem appropriate. Company hereby agrees that ten (10) days' notice of any intended sale or disposition of any Collateral is reasonable. In furtherance of the Secured Parties’ rights hereunder, Company hereby grants (to the extent grantable by Company without causing a breach or violation of any agreement to which Company is a party) to Secured Party an irrevocable, non-exclusive license, exercisable without royalty or other payment by a Secured Party, and only in connection with the exercise of remedies hereunder, to use, license or sublicense any patent, trademark, trade name, copyright or other intellectual property in which Company now or hereafter has any right, title or interest together with the right of access to all media in which any of the foregoing may be recorded or stored.
(c)    Application of Collateral Proceeds. The proceeds and/or avails of the Collateral, or any part thereof, and the proceeds and the avails of any remedy hereunder (as well as any other amounts of any kind held by a Secured Party at the time of, or received by a Secured Party after, the occurrence of an Event of Default) shall be paid to and applied as follows:
(i)    First, to the payment of reasonable costs and expenses, including all amounts expended to preserve the value of the Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable legal expenses and attorneys’ fees, incurred or made hereunder by the Secured Parties;
(ii)    Second, to the payment to the Secured Parties of the amount then owing or unpaid to the Secured Parties (to be applied on a pro rata basis among the Secured Parties, first to accrued interest and second to outstanding principal);
(iii)    Third, to the payment of other amounts then payable to the Secured Parties under any of the Transaction Documents; and
(iv)    Fourth, to the payment of the surplus, if any, to Company, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same.
7.    Miscellaneous.
(a)    Notices. Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon Company or the Secured Parties under this Security Agreement shall be in writing and faxed, mailed or delivered to each party to the facsimile number or its address set forth on Attachment 1 in the case of a Secured Party, or 2790 Walsh Ave., Santa Clara, CA 95051 in the case of the

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Company (or to such other facsimile number or address as the recipient of any notice shall have notified the other in writing). All such notices and communications shall be effective (a) when sent by Federal Express or other overnight service of recognized standing, on the business day following the deposit with such service; (b) when mailed, by registered or certified mail, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (c) when delivered by hand, upon delivery; and (d) when faxed, upon confirmation of receipt.
(b)    Termination of Security Interest. Upon the payment in full of all Obligations (other than inchoate indemnity obligations), the security interest granted herein shall terminate and all rights to the Collateral shall revert to Company. Upon such termination, the Secured Parties hereby authorize Company to file any UCC termination statements necessary to effect such termination and the Secured Parties will execute and deliver to Company any additional documents or instruments as Company shall reasonably request to evidence such termination.
(c)    Nonwaiver. No failure or delay on the Secured Parties’ part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.
(d)    Amendments and Waivers. This Security Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by Company and those Secured Parties holding more than 50% of the aggregate outstanding principal amount of the Notes, including the consent of each of Domain Partners VII, L.P., Morgenthaler Partners VIII, L.P. RMI Investments S.a.r.l. and Aisling Capital III, L.P. (provided in each case that such Secured Party has purchased a Note for its full Pro Rata Amount, as defined in the Purchase Agreement). Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given. Notwithstanding the foregoing, this Security Agreement may be amended to add a party as a Secured Party hereunder in connection with any Additional Closings (as defined in the Purchase Agreement) without the consent of any other Secured Party, by delivery of a counterparty signature page to this Agreement, together with a supplement to Attachment I hereto. Such amendment shall take effect at the Additional Closing and such party shall thereafter be deemed a “Secured Party” for all purposes hereunder and Attachment I hereto shall be updated to reflect the addition of such Secured Party.
(e)    Assignments. This Security Agreement shall be binding upon and inure to the benefit of the Secured Parties and Company and their respective successors and assigns; provided, however, that (i) Company may not sell, assign or delegate rights and obligations hereunder without the prior written consent of all Secured Parties, and (ii) so long as no Event of Default exists, no Secured Party may sell, assign or delegate rights and obligations hereunder without the prior written consent of Company.
(f)    Cumulative Rights, etc. The rights, powers and remedies of the Secured Parties under this Security Agreement shall be in addition to all rights, powers and remedies given to the Secured Parties by virtue of any applicable law, rule or regulation of any governmental authority, any Transaction Document or any other agreement, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing the Secured Parties’ rights hereunder. Company waives any right to require a Secured Party to proceed against any person or entity or to exhaust any Collateral or to pursue any remedy in the Secured Parties’ power.
(g)    Partial Invalidity. If at any time any provision of this Security Agreement is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or

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enforceability of the remaining provisions of this Security Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.
(h)    Construction. Each of this Security Agreement and the other Transaction Documents is the result of negotiations among, and has been reviewed by, Company, Secured Parties and their respective counsel. Accordingly, this Security Agreement and the other Transaction Documents shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against Company or the Secured Parties.
(i)    Entire Agreement. This Security Agreement taken together with the other Transaction Documents constitute and contain the entire agreement of Company and the Secured Parties and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.
(j)    Other Interpretive Provisions. References in this Security Agreement and each of the other Transaction Documents to any document, instrument or agreement (a) includes all exhibits, schedules and other attachments thereto, (b) includes all documents, instruments or agreements issued or executed in replacement thereof, and (c) means such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Security Agreement or any other Transaction Document refer to this Security Agreement or such other Transaction Document, as the case may be, as a whole and not to any particular provision of this Security Agreement or such other Transaction Document, as the case may be. The words "include" and "including" and words of similar import when used in this Security Agreement or any other Transaction Document shall not be construed to be limiting or exclusive.
(k)    Governing Law. This Security Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules (except to the extent governed by the UCC).
(l)    Counterparts. This Security Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument. Receipt by telecopy or electronic mail of any executed signature page to this Security Agreement shall constitute effective deliver of such signature page.
[The remainder of this page is intentionally left blank]

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IN WITNESS WHEREOF, Company has caused this Security Agreement to be executed as of the day and year first above written.

MIRAMAR LABS, INC.

By:	/s/ Robert Michael Kleine
Name:	R. Michael Kleine
Title:	President & Chief Executive Officer

IN WITNESS WHEREOF, Company has caused this Security Agreement to be executed as of the day and year first above written.

AISLING CAPITAL III, LP

By:	/s/ Lloyd Appel
Name:	Lloyd Appel
Title:	Chief Financial Officer

IN WITNESS WHEREOF, Company has caused this Security Agreement to be executed as of the day and year first above written.

CROSS CREEK CAPITAL, L.P.

By:	Cross Creek Capital GP, L.P.
Its:	Sole General Partner

By:	Cross Creek Capital, LLC
Its:	Sole General Partner

By:
Name:
Title:

CROSS CREEK CAPITAL EMPLOYEES’ FUND, L.P.

By:	Cross Creek Capital GP, L.P.
Its:	Sole General Partner

By:	Cross Creek Capital, LLC
Its:	Sole General Partner

By:
Name:
Title:

IN WITNESS WHEREOF, Company has caused this Security Agreement to be executed as of the day and year first above written.

DOMAIN PARTNERS VII, L.P.

By:	One Palmer Square Associates VII, L.L.C.
Its:	General Partner

By:	/s/ Lisa A. Kraeutler
Name:	Lisa A. Kraeutler
Title:	Attorney-in-fact

IN WITNESS WHEREOF, Company has caused this Security Agreement to be executed as of the day and year first above written.

MORGENTHALER PARTNERS VIII, L.P.

By:	Morgenthaler Management Partners VIII, LLC
Its:	Managing Partner

By:	/s/ Henry A. Plain, Jr.
Name:	Henry A. Plain, Jr.
Title:	Member

IN WITNESS WHEREOF, Company has caused this Security Agreement to be executed as of the day and year first above written.

RMI INVESTMENTS S.A.R.L.

By:
Name:
Title:

ATTACHMENT 1
TO SECURITY AGREEMENT

Name and Address
DOMAIN PARTNERS VII, L.P. c/o Domain Associates, L.L.C. One Palmer Square Princeton, NJ 08542 Attn: Lisa Kraeutler Facsimile Number: (609) 683-9789
MORGENTHALER PARTNERS VIII, L.P. 2710 Sand Hill Road Menlo Park, CA 94025 Attn: Henry A. Plain, Jr. Facsimile Number: (650) 388-7619 E-Mail: hplain@morgenthaler.com
AISLING CAPITAL III, LP
888 Seventh Avenue, 30th Floor
New York, NY 10106
Fax: 212 651 6379

With a required copy to:
McDermott Will & Emery LLP
340 Madison Avenue
New York, NY 10173-1922
Attn: Todd Finger
Fax: 212 547 5444

CROSS CREEK CAPITAL, L.P. Cross Creek Capital, L.P. 150 Social Hall Avenue, 4th Floor Salt Lake City, UT 84111 E-Mail: VentureOps@wasatchadvisors.com
CROSS CREEK CAPITAL EMPLOYEES’ FUND, L.P. Cross Creek Capital, L.P. 150 Social Hall Avenue, 4th Floor Salt Lake City, UT 84111 E-Mail: VentureOps@wasatchadvisors.com
RMI INVESTMENTS S.A.R.L 7 Rue Robert Stumper L-2557 Luxembourg Attn: Christophe Gaul

ATTACHMENT 2
TO SECURITY AGREEMENT
The Collateral consists of all of Company’s right, title and interest in and to the following personal property:
All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles (except as noted below), commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts and other Collateral Accounts, all certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and
All Company’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.
Notwithstanding the foregoing, the Collateral does not include any (i) Intellectual Property; provided, however, the Collateral shall include all Accounts and all proceeds of Intellectual Property and provided further that if a judicial authority (including a U.S. Bankruptcy Court) would hold that a security interest in the underlying Intellectual Property is necessary to have a security interest in such Accounts and such property that are proceeds of Intellectual Property, then the Collateral shall automatically include the Intellectual Property to the extent necessary to permit perfection of the Secured Parties’ security interest in such Accounts and such other property of Company that are proceeds of the Intellectual Property; (ii) more than 65% of the total combined voting power of all classes of stock entitled to vote the shares of capital stock (the “Shares”) of any Foreign Subsidiary, if Company demonstrates to the Secured Parties’ reasonable satisfaction that a pledge of more than sixty five percent (65%) of the Shares of such Subsidiary creates a present and existing adverse tax consequence to Company under the U.S. Internal Revenue Code; and (iii) any license or contract, in each case if the granting of a Lien in such license or contract is prohibited by or would constitute a default under the agreement governing such license or contract (but (A) only to the extent such prohibition is enforceable under applicable law and (B) other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-408 or 9-409 (or any other Section) of Division 9 of the Code); provided that upon the termination, lapsing or expiration of any such prohibition, such license or contract, as applicable, shall automatically be subject to the security interest granted in favor of the Secured Parties hereunder and become part of the “Collateral.”
All capitalized terms used in this Attachment 2 shall have the respective meanings given to such terms in the Senior Loan Agreement.